UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2015

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36198	46-2286804
(Commission File Number)	(IRS Employer Identification No.)

5660 New Northside Drive, Third Floor Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 857-4700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 24, 2015, Intercontinental Exchange, Inc. (“ICE”) completed the public offering and issuance of $1,250,000,000 aggregate principal amount of its 2.75% Senior Notes due 2020 (the “2020 Notes”) and $1,250,000,000 aggregate principal amount of its 3.75% Senior Notes due 2025 (the “2025 Notes” and, together with the 2020 Notes, the “Notes”). The Notes are fully and unconditionally guaranteed on an unsecured and unsubordinated basis by NYSE Holdings LLC (“NYSE”), a wholly-owned subsidiary of ICE. The guarantee will be released when NYSE is no longer an obligor under ICE’s existing $3.4 billion senior unsecured credit facility.

The Notes were sold pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated November 19, 2015, among ICE, NYSE, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the underwriters named therein. The Notes were offered and sold pursuant to ICE’s automatic shelf registration statement on Form S-3 (File No. 333-206169) and the prospectus included therein, filed with the Securities and Exchange Commission on August 6, 2015 and supplemented by the prospectus supplement dated November 19, 2015. The Notes were issued under the Indenture, dated as of November 24, 2015 (the “Base Indenture”), among ICE, NYSE and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of November 24, 2015 (the “Supplemental Indenture”).

ICE received approximately $2.48 billion in net proceeds, after underwriting discounts and commission and before offering expenses from the sale of the Notes. ICE intends to use the net proceeds from the offering to finance, together with available cash and borrowings under ICE’s U.S. dollar commercial paper program, the previously announced merger of ICE and Interactive Data Holdings Corporation (the “IDC Merger”). The proceeds from the offering have been deposited into an escrow account established pursuant to the Escrow and Security Agreement, dated as of November 24, 2015 (the “Escrow Agreement”), among ICE, the Trustee and U.S. Bank National Association, as escrow agent (the “Escrow Agent”). Funds held in escrow will be released upon the certification by ICE as to the consummation of the IDC Merger and the satisfaction of certain other conditions. If all conditions to the release of the funds held in escrow have not been satisfied on or prior to July 26, 2016, or if ICE notifies the Escrow Agent in writing that ICE will not pursue the consummation of the IDC Merger, or that the merger agreement with respect to the IDC Merger has been amended, modified or waived, or any consent granted with respect thereto, in a manner that would be materially adverse to the holders of the Notes (as reasonably determined by ICE), ICE will be obligated to redeem all of the Notes at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest on the Notes to, but excluding, the redemption date.

The foregoing description of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture (including the forms of the Notes and the guarantee by NYSE included therein) and the Escrow Agreement, which are filed or incorporated by reference as Exhibits 1.1, 4.1, 4.2 and 99.1 hereto, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of November 19, 2015 among Intercontinental Exchange, Inc., NYSE Holdings LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

4.1	Indenture dated as of November 24, 2015 among Intercontinental Exchange, Inc., as issuer, NYSE Holdings LLC, as guarantor, and Wells Fargo Bank, National Association, as trustee.

4.2	First Supplemental Indenture dated as of November 24, 2015 among Intercontinental Exchange, Inc., as issuer, NYSE Holdings LLC, as guarantor, and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 2.75% Senior Notes due 2020 (included in Exhibit 4.2).

4.4	Form of 3.75% Senior Notes due 2025 (included in Exhibit 4.2).

4.5	Form of Guarantee of NYSE Holdings LLC (included in Exhibit 4.2).

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

99.1	Escrow and Security Agreement, dated as of November 24, 2015, among Intercontinental Exchange, Inc., Wells Fargo Bank, National Association, as trustee, and U.S. Bank National Association, as escrow agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

Date: November 24, 2015	By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
Senior Vice President, Associate General Counsel

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